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                                                                    EXHIBIT 10.1

                             NOBLE AFFILIATES, INC.

                     NON-EMPLOYEE DIRECTOR FEE DEFERRAL PLAN

     SECTION 1. ESTABLISHMENT AND PURPOSE. Noble Affiliates, Inc., a Delaware corporation (the "Company"), hereby establishes this Non-Employee Director Fee Deferral Plan (the "Plan"). The purposes of the Plan are to promote the long-term success of the Company by creating a long-term mutuality of interests between the non-employee directors and stockholders of the Company, to provide an additional inducement for such directors to remain with the Company and to provide a means through which the Company may attract able persons to serve as directors of the Company.

     SECTION 2. DEFINITIONS. For purposes of the Plan, the following terms shall have the indicated meanings:

     (a) "Applicable Percentage" means, with respect to a particular month, the annual prime rate of interest announced by JPMorgan Chase Bank, Dallas, Texas for the first business day of such month.

     (b)  "Board of Directors" means the Board of Directors of the Company.

     (c) "Committee" means the Compensation, Benefits and Stock Option Committee of the Board of Directors.

     (d)  "Company" means Noble Affiliates, Inc., a Delaware corporation.

     (e) "Common Stock" means the common stock, par value $3.33-1/3 per share, of the Company, or any stock or other securities of the Company hereafter issued or issuable in substitution or exchange for the Common Stock.

     (f) "Deferral Account" means an account established and maintained on the books of the Company pursuant to Plan Section 4(b) to record a Participant's interest under the Plan.

     (g) "Director Fees" means all fees payable by the Company to a Non-Employee Director for his or her services as a director of the Company.

     (h) "Election Period" means the period prior to the beginning of a Plan Year (or, with respect to the Plan's first Plan Year, the period prior to close of business on April 22, 2002) which is specified by the Committee for the making of deferral elections for such year pursuant to Plan Section 4(a).

     (i) "Fair Market Value" means, with respect to a share of Common Stock, the closing sales price per share on the date in question (or, if there was no reported sale on such date, on the last preceding day on which any reported sale occurred) of Common Stock on the New York Stock Exchange (or, if Common Stock is not then listed or admitted to trading on the New York Stock Exchange, the principal national stock exchange or stock market on which Common Stock is then

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listed or admitted to trading). If the Fair Market Value of a share of Common
Stock cannot be determined on the basis set forth in this Plan Section 2(i), the Committee shall in good faith determine the Fair Market Value of a share of Common Stock using such method as it deems appropriate.

     (j) "Non-Employee Director" means an individual duly elected or chosen as a director of the Company who is not also an officer or employee of the Company or any of its subsidiaries.

     (k) "Participant" means a Non-Employee Director or former Non-Employee Director for whom an Account is being maintained under the Plan.

     (l) "Plan" means this Noble Affiliates, Inc. Non-Employee Director Fee Deferral Plan as in effect from time to time.

     (m) "Plan Year" means the period of approximately twelve months commencing on the fourth Tuesday in April of each calendar year after 2001 and ending on the fourth Monday in April of the following calendar year.

     (n) "Unit" means a fictional deferred compensation unit used solely for accounting purposes under the Plan.

     SECTION 3. PLAN ADMINISTRATION. The Plan shall be administered by the Committee. The Committee shall have discretionary and final authority to interpret and implement the provisions of the Plan. The Committee shall act by a majority of its members at the time in office and such action may be taken either by a vote at a meeting or in writing without a meeting. The Committee may adopt such rules and procedures for the administration of the Plan as are consistent with the terms hereof and shall keep adequate records of its proceedings and acts. Every interpretation, choice, determination of other exercise by the Committee of any power or discretion given either expressly or by implication to it shall be conclusive and binding upon all parties having or claiming to have an interest under the Plan or otherwise directly or indirectly affected by such action (without restriction, however, on the right of the Committee to reconsider and redetermine such action).

     SECTION 4. DEFERRED COMPENSATION PROVISIONS.

     (a) DEFERRAL ELECTIONS. During the Election Period for each Plan Year a Non-Employee Director may elect to have all or any portion of the Director Fees otherwise payable to him or her for such year deferred for future payment by the Company in accordance with the provisions of the Plan. The deferral election made by a Non-Employee Director for a Plan Year under this Plan Section 4(a) shall specify (i) the portion of the Directors Fees otherwise payable to him or her for such year that shall be deferred in the form of a dollar amount, (ii) the portion of the Directors Fees otherwise payable to him or her for such year that shall be deferred in the form of Units, (iii) the date that the amount credited to his or her Deferral Account for such year shall be distributed or commence being distributed (which date shall be at least twelve months after the end of the Election Period for such year), and (iv) the form of distribution that shall apply to the amount credited to his or her Deferral Account for such year. All elections made pursuant to this Plan

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Section 4(a) shall be made in writing on a form prescribed by and filed with the
Committee and shall be irrevocable. If a Non-Employee Director fails to make a deferral election during the Election Period for a Plan Year, his or her Director Fees for such year shall be paid by the Company to him or her in cash on the dates such Directors Fees are normally due to be paid under the policies and practices of the Company with respect thereto.

     (b) PARTICIPANT ACCOUNTS. For each Plan Year the Company shall establish and maintain on its books a Deferral Account for each Non-Employee Director who elects to defer a Director Fees amount for such year pursuant to Plan Section 4(a). Each such Account shall be designated by the name of the Participant for whom established and the Plan Year to which it relates, and shall be credited in accordance with the following provisions:

          (1) The amount of any Director Fees otherwise payable by the Company to a Participant during a Plan Year that such Participant has elected to defer pursuant to Plan Section 4(a) in the form of a dollar amount shall be credited by the Company as a dollar amount to such Participant's Deferral Account for that year on the date such amount would otherwise have been paid by the Company to such Participant.

          (2) The amount of any Director Fees otherwise payable by the Company to a Participant during a Plan Year that such Participant has elected to defer pursuant to Plan Section 4(a) in the form of Units shall be converted into Units by dividing such amount by the Fair Market Value per share of Common Stock on the date such amount would otherwise have been paid by the Company to such Participant, and the number of Units resulting from such conversion shall be credited by the Company to such Participant's Deferral Account for that year on the date such amount would otherwise have been paid by the Company to such Participant.

     (c) DEFERRAL ACCOUNT ADJUSTMENTS. On the last day of each month, the amount credited as a dollar amount to each Deferral Account maintained for a Participant shall be credited with an amount equal to the product obtained by multiplying one-twelfth (1/12) of the Applicable Percentage by the amount that has been credited to such Account for the entire period of such month. If a cash dividend is paid on Common Stock, each Deferral Account then credited with a Unit shall be credited on the date said dividend is paid with the number of Units equal to the amount of said dividend per share of Common Stock multiplied by the number of Units then credited to such Deferral Account, with the product thereof divided by the Fair Market Value per share of Common Stock on the date such dividend is paid. If the Company effects a split of its shares of Common Stock or pays a dividend in the form of shares of Common Stock, or if the outstanding shares of Common Stock are combined into a smaller number of shares, the Units credited to a Deferral Account shall be increased or decreased to reflect proportionately the increase or decrease in the number of outstanding shares of Common Stock resulting from such split, dividend or combination. In the event of a reclassification of shares of Common Stock not covered by the foregoing, or in the event of a liquidation, separation or reorganization (including, without limitation, a merger, consolidation or sale of assets) involving the Company, the Board of Directors shall make such adjustments, if any, to a Deferral Account as the Board of Directors may deem appropriate.

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     (d)  DEFERRAL ACCOUNT PAYMENTS. The dollar amount or Units credited to a
Deferral Account maintained for a Participant (i) shall become distributable to such Participant pursuant to this Plan Section 4(d) on the first to occur of (1) the date specified by such Participant in his or her election filed with the Committee for such Deferral Account during the Election Period for the Plan Year to which such Deferral Account relates (which date must be at least twelve months after the end of the Election Period for such year), or (2) the date such Participant ceases to be a Non-Employee Director, and (ii) shall be distributed to such Participant either in a single distribution or in approximately equal annual installments over a period of up to five (5) years, such form of distribution to be made in accordance with such Participant's election filed with the Committee for such Deferral Account during the Election Period for the Plan Year to which such Deferral Account relates. When an amount credited as a dollar amount to a Participant's Deferral Account becomes distributable, such amount shall be paid by the Company to such Participant in cash and charged against such Deferral Account. When Units credited to a Participant's Deferral Account become distributable, such Units shall be converted into a dollar amount by multiplying the number of such Units by the Fair Market Value per share of Common Stock on such date, and the resulting dollar amount shall be paid by the Company to such Participant in cash and charged against such Deferral Account. If the amount credited to a Deferral Account is paid in installments over a period of years, the provisions of Plan Section 4(c) shall continue to apply to the amount credited to such Deferral Account from time to time.

     (e) DEATH OF PARTICIPANT. Upon the death of a Participant, the dollar amount and Units credited to each Deferral Account maintained for such Participant shall be converted by the Company into cash as provided in Plan
Section 4(d), and shall be distributed by the Company in a single distribution to the beneficiary or beneficiaries designated by such Participant. Such designation of beneficiary or beneficiaries shall be made in writing on a form prescribed by and filed with the Committee, and shall remain in effect until changed by such Participant by the filing of a new beneficiary designation form with the Committee. If a Participant fails to so designate a beneficiary, or in the event all of the designated beneficiaries are individuals who predecease the Participant, any remaining amount payable under the Plan shall be paid to such Participant's estate. All distributions under this Plan Section 4(e) shall be made as soon as practicable following a Participant's death.

     SECTION 5. PLAN AMENDMENT AND TERMINATION. The Board of Directors shall have the right and power at any time and from time to time to amend the Plan, in whole or in part, and at any time to terminate the Plan; provided, however, that no such amendment or termination shall adversely affect the Plan rights or benefits of a Participant as of the date of such amendment or termination without his or her consent.

     SECTION 6. GENERAL PROVISIONS.

     (a) NATURE OF PLAN AND RIGHTS. The Plan is unfunded and maintained by the Company primarily for the purpose of providing deferred compensation for Non-Employee Directors. The Units credited and Deferral Accounts maintained under this Plan are fictional devices used solely for the accounting purposes of the Plan to determine an amount of money to be paid by the Company to a Participant pursuant to the Plan, and shall not be deemed or construed to create a trust fund or security interest of any kind or to grant a property interest of any kind to any

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Participant, designated beneficiary or estate. The amounts credited by the
Company to Deferral Accounts maintained under the Plan are and for all purposes shall continue to be a part of the general liabilities of the Company, and to the extent that a Participant, designated beneficiary or estate acquires a right to receive a cash payment from the Company pursuant to the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

     (b) NO CONTINUING RIGHT AS DIRECTOR. Neither the adoption or operation of the Plan, nor the Plan itself or any document describing or relating to the Plan, shall confer upon any Participant any right to continue as a director of the Company or interfere in any way with the rights of the shareholders of the Company or the Board of Directors to elect and remove directors.

     (c) SPENDTHRIFT PROVISION. No Account balance or other right or interest under the Plan of a Participant, designated beneficiary or estate may be assigned, transferred or alienated, in whole or in part, either directly or by operation of law, and no such balance, right or interest shall be liable for or subject to any debt, obligation or liability of such Participant, designated beneficiary or estate.

     (d) SEVERABILITY. If any provision of the Plan is held to be illegal or invalid for any reason, such illegal or invalid provision shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included herein.

     (e) EXPENSES. All expenses associated with the administration of the Plan, including but not limited to legal and accounting fees, shall be paid by the Company.

     (f) BINDING EFFECT. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company. The terms and conditions of the Plan shall be binding upon each Participant and his or her heirs, legatees, distributee and legal representatives.

     (g) GOVERNING LAW. The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of Texas.

     (h) CONSTRUCTION. The headings of the Sections and subsections in the Plan are placed herein for convenience of reference only, and in case of any conflict, the text of this instrument, rather than such titles or headings, shall control. When a noun or pronoun is used in the Plan in plural form and there is only one person or entity within the scope of the word so used, or in singular form and there is more than one person or entity within the scope of the word so used, such noun or pronoun shall have a plural or singular meaning as appropriate under the circumstance.

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     IN WITNESS WHEREOF, the undersigned has executed this Plan on this 25th day of April, to be effective for the Plan Year commencing April 23, 2002.


                                    NOBLE AFFILIATES, INC.

                                    By /s/ Charles D. Davidson
                                       -----------------------------------------
                                    Name: Charles D. Davidson
                                    Title: President and Chief Executive Officer

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